Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-12411, 333-93201, 333-72648, 333-85246, 333-108167, 333-114304, 333-135972, 333-143980, 333-150202, 333-150203, 333-160041 and 333-165410) of Cambridge Heart, Inc. of our report dated March 30, 2012, relating to our audit of the financial statements of Cambridge Heart, Inc., which appears in this Annual Report on Form 10-K of Cambridge Heart, Inc. for the year ended December 31, 2011.

/s/    McGladrey & Pullen, LLP

Boston, Massachusetts

March 30, 2012